UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________________________________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report: August 5, 2013
(Date of earliest event reported)
_____________________________________________________________
POTLATCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-32729	82-0156045
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

601 W. First Avenue, Suite 1600, Spokane WA		99201
(Address of principal executive offices)		(Zip Code)
509-835-1500
(Registrant’s telephone number, Including area code)
_____________________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

o	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 5, 2013, Potlatch Corporation announced that Jerald W. Richards has been named Vice President and Chief Financial Officer for the company effective September 1, 2013. He replaces Eric Cremers who was recently promoted to President and Chief Operating Officer for Potlatch. Mr. Richards will also serve as Principal Accounting Officer of the company effective September 1, 2013, replacing Terry L. Carter who has reached the mandatory retirement age for company executives.

Mr. Richards previously served as Chief Accounting Officer of Weyerhaeuser Company (NYSE:WY) from 2010 to the present, as Controller, Corporate Segment, of Weyerhaeuser from 2008 to 2010, and as Controller, Financial Reporting, of Weyerhaeuser from 2002 to 2008. Prior to 2002, Mr. Richards held various audit positions with KPMG LLP. A press release announcing the appointment is filed as an exhibit hereto and is incorporated herein by this reference.

Upon his joining the Company, Mr. Richards will receive 4000 restricted stock units, which will vest 20% on the first anniversary of the grant date, 20% on the second anniversary of the grant date and 60% on the third anniversary of the grant date..

ITEM 9.01.	Financial Statements and Exhibits

(d)    Exhibits

99.1    Press release issued by Potlatch Corporation, dated August 5, 2013.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: August 5, 2013

POTLATCH CORPORATION
By: /s/ Lorrie D. Scott
Lorrie D. Scott
Vice President, General Counsel and
Corporate Secretary

EXHIBIT INDEX

Exhibit         Description

Exhibit 99.1 - Press Release dated August 5, 2013